Exhibit  23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-211497, No. 333-230708 and No. 333-254345) on Form S-8 and registration statements (No. 333-233383 and No. 333-255903) on Form S-3 of Merus N.V. of our report dated February 28, 2022, with respect to the consolidated financial statements of Merus N.V. and the effectiveness of internal control over financial reporting.

/s/ KPMG Accountants N.V.

Rotterdam, The Netherlands
February 28, 2022